                                                                    Exhibit 99.2
                    _______________________________________

                           STOCK PURCHASE AGREEMENT


                                    between


                             M&P DISTRIBUTING CO.


                                      and


                        PINAULT PRINTEMPS-REDOUTE, S.A.

                    _______________________________________


                         Dated as of February 19, 1998

                    _______________________________________


                                 TABLE OF CONTENTS
                                                                                       Page
                                                                                       ----
ARTICLE I   THE TRANSACTIONS.......................................................    1
   1.1   Purchase and Sale.........................................................    1
   1.2   Purchase Price............................................................    2
   1.3   Closing Matters...........................................................    2
   1.4   Time and Place of Closing.................................................    2
   1.5   Fees and Expenses.........................................................    3
   1.6   Assignment................................................................    3

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF PPR..................................    3
   2.1   Organization..............................................................    3
   2.2   Authority.................................................................    3
   2.3   No Violation..............................................................    4
   2.4   Brokers...................................................................    4
   2.5   Securities Act Representation.............................................    4
   2.6   Ownership of Stock........................................................    4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER...............................    5
   3.1   Title to Shares...........................................................    5
   3.2   Authority.................................................................    5
   3.3   No Violation..............................................................    5
   3.4   Brokers; Certain Expenses.................................................    6
   3.5   No Solicitation...........................................................    6

ARTICLE IV  CERTAIN CLOSING CONDITIONS REGARDING BRYLANE...........................    6
   4.1   Good Standing of the Company..............................................    6
   4.2   Authority.................................................................    6
   4.3   No Violation..............................................................    7
   4.4   Capitalization............................................................    7
   4.5   No Material Adverse Change in Business....................................    7
   4.6   Financial Statements......................................................    8
   4.7   Registration Statement....................................................    8
   4.8   DGCL Section 203 and State Takeover Laws..................................    9

ARTICLE V   COVENANTS AND AGREEMENTS...............................................    9
   5.1   Efforts to Consummate.....................................................    9
   5.2   Consents..................................................................    9
   5.3   Exclusivity...............................................................   10
   5.4   Confidentiality...........................................................   10


   5.5   Access to Properties and Records..........................................   11
   5.6   Stockholder Litigation....................................................   11
   5.7   Transfer of the Shares....................................................   11
   5.8   Antitrust.................................................................   11
   5.9   Notices of Certain Events.................................................   11

ARTICLE VI  CONDITIONS PRECEDENT...................................................   12
   6.1   Conditions to Each Party's Obligations....................................   12
   6.2   Conditions to the Obligations of Seller...................................   12
   6.3   Conditions to the Obligations of PPR......................................   13

ARTICLE VII SURVIVAL; INDEMNIFICATION..............................................   14
   7.1   Survival of Representations and Warranties and Related Agreements.........   14
   7.2   Indemnification for Breach of Representations, Warranties and Covenants...   14
   7.3   Indemnification of Seller, etc............................................   15

ARTICLE VIII  TERMINATION OF AGREEMENT.............................................   17
   8.1   Termination...............................................................   17
   8.2   Effect of Termination.....................................................   18
   8.3   Costs and Expenses........................................................   18

ARTICLE IX   MISCELLANEOUS.........................................................   18
   9.1    Notices..................................................................   18
   9.2    Headings; Agreement......................................................   18
   9.3    Publicity................................................................   19
   9.4    Entire Agreement.........................................................   19
   9.5    Assignment...............................................................   19
   9.6    Counterparts.............................................................   19
   9.7    Amendment................................................................   19
   9.8    Governing Law............................................................   19
   9.9    Third Party Beneficiaries................................................   19
   9.10   Specific Performance.  The parties hereto................................   19
   9.11   Supplements to Schedules.................................................   19
   9.12   Certain Definitions......................................................   20


EXHIBITS
--------

Exhibit B-1      Form of Corporate Governance Agreement

Exhibit B-2      Term Sheet of Amendments to Trademark Agreement


SCHEDULES
---------

Schedule A       Selling Stockholders

Schedule 1.1(b) Possible Selling Stockholders Not Party to the Stockholders Agreement

Schedule 2.3     PPR Consents

Schedule 2.4     Fees Owed by PPR

Schedule 3.3     Seller Consents

Schedule 3.4     Fees Owed by Sellers

Schedule 4.3     Brylane Consents

Schedule 4.4     Capitalization of Brylane at January 31, 1998

Schedule 6.1(d)  Term Sheet for Agreements with Brylane Management

Schedule 6.3(h)  Board Actions

Schedule 9.1     Address for Notice

                           STOCK PURCHASE AGREEMENT
                           ------------------------



          STOCK PURCHASE AGREEMENT ("Agreement") dated as of February 19, 1998 among the stockholder or stockholders of Brylane Inc., a Delaware corporation ("Brylane") listed on Schedule A to this Agreement ("Seller") and Pinault Printemps-Redoute, S.A., a company organized under the laws of France ("PPR").

                               R E C I T A L S:
                               - - - - - - - -

          A. PPR wishes to purchase from Seller, and Seller desires to sell to PPR, that number of shares (the "Shares") of the common stock, par value $.01 per share of Brylane (the "Common Stock") listed on Schedule A hereto (adjusted to give effect to any stock splits, stock, dividends, recapitalizations or similar transactions declared or occurring between the date hereof and closing) in consideration of the Purchase Price (as defined below).

          B. A committee constituted of Peter M. Starrett, who is an independent member of the Board of Directors of Brylane (the "Independent Director") has considered and approved this Agreement, a form of a corporate governance agreement substantially in the form of Exhibit B-1 hereto (the "Governance Agreement") to be entered into between Brylane and PPR at the Closing (as defined below), a term sheet substantially in the form of Exhibit B-2 hereto (the "TM Amendment Term Sheet") relating to certain amendments to be made to the Trademark Agreement, dated as of August 20, 1993, as amended (the "Trademark Agreement"), and the transactions contemplated hereby.

                              A G R E E M E N T:
                              - - - - - - - - -

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, and in order to set forth the terms and conditions of the transactions described herein, the parties hereby agree as follows:


                                  ARTICLE I

                               THE TRANSACTIONS
                               -----------------

          1.1  Purchase and Sale.
               -----------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, as defined below, PPR shall purchase from Seller, and Seller shall sell to PPR, the Shares of Common Stock set forth opposite Seller's name on Schedule A to this Agreement.

          (b) In addition to the Shares, PPR agrees to purchase, at the Purchase Price (as defined below), (i) in accordance with the terms of the Stockholders Agreement (as defined below), all Shares tendered to PPR (up to a maximum of 595,195 shares in the aggregate) by stockholders of Brylane who are parties to the Stockholders Agreement (as defined below) tendering shares of Common Stock in exercise of their Tag-Along Rights (as defined in the Stockholders' Agreement dated as of February 26, 1997 (the "Stockholders Agreement") among certain Stockholders of the Company) and (ii) up to an additional 163,900 shares to be sold by certain stockholders listed on Schedule 1.1(b) not having Tag-Along Rights. The tendering of additional shares of Common Stock shall not reduce the number of Shares to be purchased from Seller hereunder. No tender of shares of Common Stock by a person or entity exercising Tag-Along Rights or other selling stockholder shall be effective unless such person or entity first executes and delivers to PPR a stock purchase agreement in form reasonably satisfactory to PPR (consistent, if applicable, with the terms of the Stockholders Agreement) with respect to the sale by such person or entity and the purchase by PPR of its shares of Common Stock and otherwise, if applicable, complies with the applicable terms of the Stockholders Agreement.

          1.2  Purchase Price.  The purchase price to be paid by PPR to
               --------------
Seller for the shares of Common Stock to be sold and purchased hereunder shall be $51.00 per share of Common Stock; adjusted to give effect to any stock splits, stock dividends, recapitalizations and similar transactions declared or occurring between the date hereof and Closing (the "Purchase Price").

          1.3  Closing Matters.  At the Closing (a) PPR will wire transfer in
               ---------------
same day funds to accounts set forth in writing by Seller the sums set forth opposite Seller's name on Schedule A in payment of the Purchase Price for the
                          ----------
shares of Common Stock to be purchased by PPR, and (b) Seller shall deliver a certificate or certificates to PPR, representing the shares of Common Stock purchased thereby, duly endorsed for transfer in blank (the "Certificates") with stock transfer stamps attached.

          1.4  Time and Place of Closing.  The consummation of the
               -------------------------
transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. New York time, at the offices of Wachtell, Lipton, Rosen & Katz on the earlier of (i) the fourth Business Day following the early termination, if any, of the waiting period under the HSR Act (as defined below) or (ii) the second Business Day following the expiration of the 30 day waiting period under the HSR Act, unless under this clause (ii) the expiration of such period occurs on a Friday in which case the Closing shall take place on the third Business Day following such expiration (the "Closing Date").

          1.5  Fees and Expenses.  PPR and Seller shall each be responsible
               -----------------
for the fees and expenses incurred by it in connection with the transactions contemplated hereby, subject to any agreements among Sellers and other stockholders of Brylane who are selling Common Stock to PPR providing for sharing of expenses among themselves; provided that Seller shall pay any transfer tax, if any, incurred in connection with the sale and purchase of the Shares; and provided further that at the Closing, subject to presentation of invoices, PPR shall pay up to an aggregate of $4.25 million (including amounts payable pursuant to Section 1.5 of that certain Stock Purchase Agreement dated the date hereof (the "FS SPA") among PPR and FS Equity Partners II, L.P., FS Equity Partners III, L.P. and FS Equity Partners International, L.P.) for financial advisory services rendered by Lazard Freres & Co. LLC and Merrill Lynch & Co. to Seller and the other stockholders of Brylane selling shares of Brylane Common Stock pursuant to the transactions contemplated hereby.

          1.6  Assignment.  PPR may assign its right to purchase the Shares
               ----------
to any one or more direct or indirect majority-owned subsidiaries, or affiliates controlled by PPR; provided that no such assignment shall relieve PPR of its obligations hereunder to the extent that the assignee fails to fulfill the same.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                                    OF PPR
                                    ------

          PPR represents and warrants to Seller as follows:

          2.1  Organization.  PPR is a societJ anonyme duly organized,
               ------------
validly existing and in good standing under the laws of France.

          2.2  Authority.  PPR has full corporate power and authority to
               ---------
execute and deliver this Agreement and the Governance Agreement, and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance by PPR of this Agreement and the Governance Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of PPR. No other action on the part of PPR is necessary to authorize the execution and delivery of this Agreement or the Governance Agreement by PPR or the performance by PPR of its obligations hereunder or thereunder. This Agreement has been duly executed and delivered by PPR and constitutes a legal, valid and binding agreement of PPR, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Governance Agreement to be executed by PPR in connection with this Agreement on or prior to the Closing Date will be duly executed and delivered by PPR and (assuming due execution and delivery by the other party or parties thereto) will constitute a legal, valid and binding obligation of PPR, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          2.3  No Violation.  The execution and delivery of this Agreement
               ------------
and the Governance Agreement by PPR, the performance by PPR of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby, will not (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to PPR, (b) require the consent, waiver, approval, license or authorization of or any filing by PPR with any governmental authority (other than a notification form filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), any filings required under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and such consents, waivers, approvals, licenses and authorizations and filings as are set forth on Schedule 2.3 hereto) or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter document or bylaw, agreement, note, indenture, mortgage, contract, order, judgment, ordinance, regulation or decree to which PPR is subject or by which PPR is bound and which would have an adverse effect on the ability of PPR to perform his or its obligations under this Agreement and the Governance Agreement.

          2.4  Brokers.  Other than as set forth on Schedule 2.4, PPR has
               -------
not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement. Brylane shall have no liability in respect of the fees and expenses of any such party.

          2.5  Securities Act Representation.  PPR is not purchasing shares
               -----------------------------
of Common Stock with a view to a distribution or resale of any of such shares in violation of any applicable securities laws. PPR understands that the Shares constitute restricted securities, not registered under the Securities Act or any state securities law, and the certificates issued to PPR representing such Shares will bear a legend to that effect.

          2.6  Ownership of Stock.  On the date hereof and the Closing Date,
               ------------------
PPR does not own any shares of Brylane Common Stock, except to the extent the PPR may be deemed to beneficially own shares as a result of the execution of this Agreement and the transactions contemplated hereby.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                                   OF SELLER
                                   ---------

          Seller represents and warrants to PPR as follows:

          3.1  Title to Shares.  Seller has good, valid and marketable title
               ---------------
to the Shares of Common Stock shown on Schedule A opposite such Seller's name, free and clear of Encumbrances (as defined below). At the Closing, PPR will acquire all of Seller's right, title and interest in and to and will have good, valid and marketable title to the Shares of Common Stock shown on Schedule A opposite such Seller's name from such Seller, free and clear of any and all security interests, liens, claims, pledges, encumbrances or other rights or claims of any other person of any kind or any preemptive or similar rights (collectively, "Encumbrances"), except as may exist under the Governance Agreement. The Shares set forth opposite Seller=s name on Schedule A constitute all of the Shares of capital stock of Brylane or its subsidiaries owned or held by Seller.

          3.2  Authority.  Seller has full corporate, partnership or other
               ---------
power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, shareholder, partnership or other action on the part of Seller, and no other corporate proceedings or other action on the part of Seller are necessary to authorize the execution and delivery of this Agreement by Seller or the performance by Seller of its obligations hereunder and thereunder, including, without limitation, the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3.3  No Violation.  The execution and delivery of this Agreement by
               ------------
Seller, the performance by Seller of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby will not (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Seller, (b) require the consent, waiver, approval or authorization of or any filing by Seller with any governmental authority (other than a notification form filed under the HSR Act and any filings required under the 1934 Act and such consents, waivers, approvals, licenses and authorizations and filings as are set forth on
Schedule 3.3 hereto), (c) violate, result (with or without notice or the passage of time, or both) in a breach of, or give rise to the right to terminate, accelerate or cancel any obligation under, or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of the organization documents, including certificates of incorporation, bylaws, partnership agreements and certificate of limited partnership, as applicable, of Seller or any agreement, note, indenture, mortgage, contract, order, judgment, ordinance, regulation, decree or other instrument to which Seller is subject or bound and which would have an adverse effect on the ability of Seller to perform its obligations hereunder, including consummation of the transactions contemplated by this Agreement, or (d) result in the creation or imposition of any tax or Encumbrance on the Shares, except for transfer taxes, if any, contemplated by Section 1.5 hereof.

          3.4  Brokers; Certain Expenses.  Except as set forth in Schedule
               -------------------------
3.4, no Seller has become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with any of the transactions contemplated by this Agreement. Brylane shall have no liability in respect of the fees and expenses of any such party.

          3.5  No Solicitation.  Neither Seller, nor anyone acting on its
               ---------------
behalf, has taken or will take any action, which would subject the sale of the Shares as contemplated hereby to the registration provisions of the Securities Act of 1933, as amended ("1933 Act").


                                   ARTICLE IV

                 CERTAIN CLOSING CONDITIONS REGARDING BRYLANE
                 --------------------------------------------

          As a condition to PPR's obligations under this Agreement as contemplated by Section 6.3(c) below, the following shall be true and correct in all material respects on and as of the Closing Date except to the extent any statement speaks as of a specified date, in which case such statement shall be true and correct as of such date:

          4.1  Good Standing of the Company.  Brylane has been duly organized
               ----------------------------
and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under the Governance Agreement.

          4.2  Authority.  Brylane has full corporate power and authority to
               ---------
execute and deliver the Governance Agreement and to carry out its obligations thereunder and to consummate the transactions contemplated on its part thereby. The execution, delivery and performance by Brylane of the Governance Agreement and the consummation of the transactions contemplated on its part thereby have been duly authorized by all necessary corporate action, and no other corporate (or shareholder) proceedings or other similar action on the part of Brylane are necessary to authorize the execution and delivery of the Governance

Agreement by Brylane or to consummate the transactions contemplated on its part thereby.

          4.3  No Violation.  The execution, delivery and performance of this
               ------------
Agreement and the Governance Agreement and the consummation of the transactions contemplated hereby and thereby will not (a) violate any provision of (i) to the knowledge of Brylane, law, or (ii) rule, ordinance, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Brylane or any of its subsidiaries, (b) require the consent, waiver, approval or authorization of or any filing by Brylane or any of its subsidiaries with any governmental authority (other than a notification form filed under the HSR Act and any filings required under the 1934 Act and such consents, waivers, approvals, licenses and authorizations and filings as are set forth on Schedule
4.3 hereto), (c) other than as set forth on Schedule 4.3 hereto, violate, result (with or without notice or the passage of time, or both) in a breach of, or give rise to the right to terminate, accelerate or cancel any obligation under, or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of the charter or bylaws of Brylane or any of its subsidiaries or any agreement, contract, note, indenture, mortgage or other instrument to which Brylane or any of its subsidiaries is subject or bound and which would have a Material Adverse Effect (as defined below) on Brylane and its subsidiaries taken as a whole or (d) result in the creation or imposition of any tax or Encumbrance on the Shares (other than transfer taxes, if any, contemplated by Section 1.5) or otherwise impair the ability of PPR to exercise full rights as a stockholder, including with respect to voting and disposition of the Shares.

          4.4  Capitalization.  As of January 31, 1998, Brylane has the
               --------------
capitalization set forth on Schedule 4.4 hereto. All of the issued and outstanding capital stock of Brylane has been duly authorized and validly issued and is fully paid and non-assessable and was not issued in violation of any preemptive right arising by operation of law, under the charter, by-laws or other organizational document or any document or under any agreement to which Brylane or any of its subsidiaries is a party. Since January 31, 1998, Brylane has not issued any shares of capital stock or options, warrants or similar rights exercisable for or convertible into shares of capital stock of Brylane, except upon the exercise of outstanding options or the conversion of (i) shares of Brylane Series A Convertible Preferred Stock or (ii) that certain Convertible Subordinated Promissory Note dated February 26, 1997 of Brylane and Brylane, L.P., and except for grants of options in the ordinary course of business consistent with past practice.

          4.5  No Material Adverse Change in Business.  Since November 1,
               --------------------------------------
1997, (A) there has been no material adverse change in the results of operations, condition, financial or otherwise, or in the earnings or business prospects of Brylane and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"),
(B) there have been no transactions entered into by Brylane or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to Brylane and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; provided, that none of the following circumstances relating to, or arising from or as a result of any of the events specified below with respect to, any agreement, contract, note, indenture, mortgage, order, writ, judgment, injunction, decree, determination, award or other instrument identified on
Schedule 4.3 (each a "Consent Item") shall constitute a Material Adverse Effect hereunder: (i) any violation, breach, right to terminate, accelerate or cancel any obligation of or under any Consent Item solely arising from or as a result of the execution, delivery or performance of this Agreement or the Governance Agreement or any of the transactions contemplated hereby or thereby; (ii) any failure to obtain a consent or waiver under any Consent Item of or in respect of, any of the circumstances specified in clause (i); or (iii) any modification or amendment of any term or provision of any Consent Item made in connection with the securing of such a consent or waiver.

          4.6  Financial Statements. The historical financial statements
               --------------------
included in the 1998 Registration Statement (as defined below), together with the related schedules and notes, present fairly the consolidated financial position of Brylane and its subsidiaries and Brylane, L.P., a Delaware limited partnership (the "Partnership") at the dates indicated and the results of their operations, stockholders' equity and cash flow for the periods specified, except as otherwise stated in the 1998 Registration Statement (as defined below); all said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules to the historical financial statements included in the 1998 Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the 1998 Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the 1998 Registration Statement. The pro forma financial statements and other pro forma financial information and the related notes thereto included in the 1998 Registration Statement present fairly the information shown therein, have been prepared in accordance with the SEC's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and, in the opinion of Brylane, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, except as otherwise stated in the 1998 Registration Statement.

          4.7  Registration Statement.  At the dates of their respective
               ----------------------
filings, the Registration Statement on Form S-1 of Brylane filed with the Securities and Exchange Commission (the "SEC") on February 13, 1998, as amended by Amendment No. 1 thereto filed with the SEC on February 18, 1998 (collectively, the "1998 Registration Statement") complied in all material respects with the requirements of the Securities Act and the 1934 Act and the rules and regulations thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          4.8  DGCL Section 203 and State Takeover Laws.  Prior to the time
               ----------------------------------------
this Agreement was executed, the Board of Directors of Brylane and the Independent Directors have each taken all action necessary to exempt under or make not subject to (x) Section 203 of the Delaware General Corporation Law and
(y) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, (i) the execution of this Agreement and the Governance Agreement and (ii) the transactions contemplated hereby and thereby. Evidence of such action has been provided to PPR by Brylane.


                                   ARTICLE V

                           COVENANTS AND AGREEMENTS
                           -------------------------

          5.1  Efforts to Consummate.  Upon the terms and subject to the
               ---------------------
conditions herein provided, each of PPR and Seller, agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Governance Agreement and the other transactions contemplated hereby, including (a) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (b) to defend against any and all claims, actions, suits, proceedings, investigations or litigation, including, without limitation, any injunctions or other orders or claims, actions, suits, proceedings or investigations which arise out of or relate to the transactions contemplated by this Agreement and (c) to fulfill all conditions on its part to be fulfilled under this Agreement. In case at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or the Governance Agreement, the proper partners, officers or directors of each party to this Agreement or the Governance Agreement shall take all such reasonably necessary action. No party hereto will take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing.

          5.2  Consents.  (i) Seller and PPR will use all reasonable efforts
               --------
to obtain all necessary and material waivers, consents and approvals of all governmental authorities necessary to consummate the transactions contemplated by this Agreement and (ii) PPR and, at the request of PPR or Brylane, Seller, will cooperate in all reasonable respects in Brylane=s efforts to obtain all waivers, consents and approvals of third parties required due to the transactions contemplated hereby, whether or not a condition to the consummation of the transactions contemplated hereby.

          5.3  Exclusivity.
               -----------

          (a) Following the execution of this Agreement, neither The Limited, Inc., a Delaware corporation ("The Limited," together with FS Equity Partners II, L.P., a Delaware limited partnership, FS Equity Partners III, L.P., a Delaware limited partnership, FS Equity Partners International, L.P., a Delaware limited partnership, the "Principal Stockholders"), nor the directors, officers, affiliates, employees, representatives or agents of any of them, shall, directly or indirectly, engage in any process to sell, or otherwise dispose of any interest in or encumber any of Shares of Common Stock, to any corporation, partnership, person, or other entity or group (including, without limitation, any sale in a public offering, underwritten or otherwise, or other sale to the public market), or engage in any action in conflict with this Agreement, provided, however, any Brylane director may participate in any negotiation regarding a merger, acquisition or other business combination of Brylane and its subsidiaries, as a whole (collectively, a "Third Party Transaction"), to the extent advised by outside counsel to the Company that failure to take such action would be a violation of such director's fiduciary duty under Delaware law and if and only if, Brylane's entry into such negotiations regarding such Third Party Transaction has been approved by the Independent Directors. Neither Seller nor any of its officers, directors, employees, affiliates, representatives or agents, shall directly or indirectly solicit any Third Party Transaction or provide any non-public information regarding Brylane to any corporation, partnership, person or other entity or group. To the extent Seller becomes aware of a Third Party Transaction or any proposal with respect thereto, it shall promptly notify PPR.

          (b) (i) To the extent Brylane consummates a Third Party Transaction between the date hereof and the Closing Date which provides a higher value per Share than the Purchase Price, or (ii) this Agreement is terminated because the condition set forth in Section 6.2(b) is no longer satisfied or any other condition is not satisfied as a result of a pending, proposed or contemplated Third Party Transaction, then, in each case, if PPR does not acquire the Shares hereunder and Seller sells or exchanges the Shares in a Third Party Transaction, Seller shall pay to PPR the difference between the fair market value of the consideration received per Share in the Third Party Transaction less the Purchase Price for the Shares sold or to be sold hereunder.

          5.4  Confidentiality.    PPR agrees that all data and information
               ---------------
obtained by PPR or any of its employees, accountants, counsel and other representatives (the "PPR Agents") from Brylane or any of its Subsidiaries shall be held by PPR and any of the PPR Agents as confidential information in accordance with and subject to the terms of the Confidentiality Agreement, dated July 14, 1997 (the "Confidentiality Agreement") between Brylane and PPR. The terms of the Confidentiality Agreement are herewith incorporated by reference and shall continue in full force and effect until the Closing Date shall have occurred, and if this Agreement is terminated or if the Closing shall not have occurred for any reason whatsoever, the Confidentiality Agreement shall thereafter remain in full force and effect in accordance with its terms.

          5.5  Access to Properties and Records.  Seller shall use reasonable
               --------------------------------
best efforts to cause Brylane to afford to PPR and any PPR Agents reasonable access during normal business hours throughout the period prior to the Closing Date to all of Brylane's and its subsidiaries properties, books, contracts, commitments and written records (including but not limited to tax returns), and to make reasonably available its officers, employees and advisers to answer questions put to them thereby; provided, that such access shall not unreasonably interfere with the normal business operations of Brylane. PPR agrees that any such investigations shall be related to this Agreement and the Governance Agreement and to the transactions contemplated hereby and thereby, and further agrees to provide Brylane with reasonable notice prior to visiting any such property for the purpose of any such investigation.

          5.6  Stockholder Litigation.  Seller shall give PPR the opportunity
               ----------------------
to participate in the defense or settlement of any stockholder litigation against the Seller, Brylane or the officers and directors of Brylane relating to any of the transactions contemplated by this Agreement or the Governance Agreement; provided, however, that no such settlement shall be agreed to without PPR's consent, which consent shall not be unreasonably withheld.

          5.7  Transfer of the Shares.  During the term of this Agreement,
               ----------------------
Seller will not sell, transfer, offer to sell, pledge, encumber or otherwise dispose of or transfer any interest in or create or suffer to exist any Encumbrance on any of the Shares or enter into any agreement to do so. Seller shall vote all of its Shares against any Third Party Transaction.

          5.8  Antitrust.  PPR and Seller, severally, agrees to use all
               ---------
reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or required by the United States Federal Trade Commission or the United States Department of Justice in connection with the expiration or termination of the waiting period under the HSR Act as a result of the transactions contemplated by this Agreement, provided that no party will be required to take any action or to do anything in connection with the foregoing which would have a material adverse effect on their respective businesses or would materially impair Brylane's and its subsidiaries', taken as a whole, ownership or operation of a material portion of their business and assets or PPR's ownership of the Shares or the benefits contemplated hereby. Each party shall bear its own costs in connection with such filings under the HSR Act.

          5.9  Notices of Certain Events.  Seller and PPR shall, upon
               -------------------------
obtaining knowledge of any of the following, promptly notify each other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with this Agreement and the transactions contemplated hereby; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with this Agreement and the transactions contemplated hereby or the Governance Agreement and the transactions contemplated thereby; and (iii) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against Brylane, Seller or PPR which relates to the consummation of this Agreement and the transactions contemplated hereby.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT
                             --------------------

          6.1  Conditions to Each Party's Obligations.  The respective
               --------------------------------------
obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of the following conditions:

               (a) Absence of Injunction. No United States or state governmental
                   ---------------------
authority or other agency or commission or United States or state court or judicial body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary, or permanent) which is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement.

               (b) The waiting period under the HSR Act shall have expired or been terminated.

               (c) The Governance Agreement shall have been duly executed and delivered by each party thereto and shall be in full force and effect.

               (d) PPR or Brylane shall have entered into agreements with, and Brylane shall have adopted performance and equity incentive plans applicable to, Brylane management containing the terms set forth on Schedule 6.1(d) hereto in a form reasonably satisfactory to PPR.

          6.2  Conditions to the Obligations of Seller.  The obligation of
               ---------------------------------------
Seller to effect the transaction contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following additional conditions:

               (a) PPR shall have performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the Closing Date pursuant to the terms hereof.

               (b) The Independent Director shall not have rescinded, amended, modified or superseded in any respect his approval of this Agreement, the Governance Agreement, or the transactions contemplated hereby or thereby.

               (c) The Supervisory Board of PPR shall not have rescinded, amended modified or superseded in any adverse respect its approval of the Governance Agreement and the transactions contemplated hereby and thereby.

          6.3  Conditions to the Obligations of PPR.  The obligations of PPR
               ------------------------------------
to effect the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following additional conditions:

               (a) Seller shall have performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the Closing Date pursuant to the terms hereof.

               (b) The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct in all material respects as of such date.

               (c) The closing conditions relative to Brylane contained in
Article IV of this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made as of such date, except to the extent that any such representation or warranty is made as of a specific date in which case such representation or warranty shall have been true and correct as of such date.

               (d) The Independent Director shall not have rescinded, amended, modified or superseded in any respect his approval of this Agreement, the Governance Agreement and the transactions contemplated hereby or thereby.

               (e) PPR shall have received such other duly and validly executed documents and instruments in connection with the Closing as are reasonably requested by it.

               (f) Brylane and The Limited, Inc. (or their respective relevant subsidiaries) shall have entered into amendments to the Trademark License Agreement dated August 20, 1993, as amended, implementing the provisions of the TM Amendment Term Sheet attached hereto.

               (g) PPR and Brylane shall have entered into a registration rights agreement granting to PPR identical registration rights as those contained in the Registration Rights Agreement, dated as of February 26, 1997, by and among Brylane, Seller and certain other stockholders of Brylane.

               (h) Each director of the Company representing The Limited, Inc. and Freeman Spogli shall have submitted his resignation to be effective as of the day following the closing date as contemplated by the Governance Agreement and, acting pursuant to Section 223(d) of the Delaware General Corporation Law, the Board shall appoint new directors and shall take the actions specified on Schedule 6.3(h) hereto to be taken prior to or concurrent with the Closing.

               (i) The purchase by PPR, and sale by other stockholders of Brylane, of shares of Common Stock, which in the aggregate with the Shares being purchased and sold hereunder would constitute at least 40% of the outstanding shares of Common Stock, shall be closed currently herewith.


                                 ARTICLE VII

                         SURVIVAL; INDEMNIFICATION
                         -------------------------

          7.1  Survival of Representations and Warranties and Related
               ------------------------------------------------------
Agreements. The representations and warranties contained in Articles II and
----------
III of this Agreement shall survive the Closing hereunder and shall continue in effect for two years, notwithstanding any investigation by or on behalf of any party before or after the Closing.

          7.2  Indemnification for Breach of Representations, Warranties and
               -------------------------------------------------------------
Covenants.                                                         .
---------

               (a) After the Closing Date, Seller agrees to indemnify and hold harmless PPR, and each officer, director, partner, shareholder or employee of PPR and the officers, directors, partners and each shareholder or partner, affiliates, advisors, and representatives of the PPR (the "PPR Indemnified Parties") against any and all liabilities, damages, losses, costs or expenses whatsoever, including reasonable fees of counsel and expenses of investigation ("Losses" and individually "Loss") suffered or received by any PPR Indemnified Party after the Closing arising out of or resulting from any breach of any representation or warranty or non-performance of any covenant made by Seller under this Agreement, provided, however, that the indemnification obligation under this paragraph shall not apply to any additional Losses that exceed the net proceeds from this Agreement to Seller as shown on the attached Schedule A.

               (b) After the Closing Date, PPR agrees to indemnify and hold harmless Seller and each officer, director, partner, shareholder or employee of Seller, the officers, directors, partners and employees of each such shareholder or partner, affiliates, advisors and representatives of Seller (the "Seller Indemnified Parties") against any and all Losses suffered or incurred after the Closing by any Seller Indemnified Party arising out of or resulting from any breach of any representation or warranty or non-performance of any covenant made by PPR under this Agreement.

               (c) If a third party asserts a claim against any indemnified party for which indemnification would be available under Sections 7.2 and 7.3 hereof (an "Indemnification Claim"), the indemnified party shall promptly give notice of such Indemnification Claim, describing such Indemnification Claim with reasonable specificity, to the indemnifying party; provided, however, that the failure to give such notice shall not affect the right of the indemnified party to indemnification hereunder except to the extent that such failure prejudices the ability of the indemnifying party to defend any Indemnification Claim or take any other remedial action. The indemnifying party shall be entitled to assume the defense of such Indemnification Claim, including the employment of counsel reasonably satisfactory to the indemnified party; provided, however, that if the indemnified party reasonably determines in good faith that its interests with respect to such Indemnification Claim cannot appropriately be represented by the indemnifying party, such indemnified party shall have the right to assume control of the defense of such Indemnification Claim and to have its expenses reimbursed promptly with respect to such Indemnification Claim. In addition, in the event that such indemnifying party, within a reasonable time after notice of any such Indemnification Claim, fails to defend any indemnified party, such indemnified party will (upon further notice to such indemnifying party) have the right to undertake its defense of such Indemnification Claim for the account of such indemnifying party and to have its expenses reimbursed promptly with respect to such Indemnification Claim. Regardless of which party is controlling the defense of any Indemnification Claim, both the indemnifying party and the indemnified party shall act in good faith and no settlement of such Indemnification Claim may be agreed to without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. The controlling party shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such Indemnification Claim, and timely notices of any hearing or other court proceeding relating to such Indemnification Claim. Notwithstanding the foregoing, in any matter the indemnifying party shall not be liable for the fees and expenses of more than one counsel for all indemnified parties under this Agreement in addition to local counsel.

          7.3  Indemnification of Seller, etc.
               ------------------------------

               (a) From and after the date hereof, in addition to any indemnification available to any person from Brylane or any of its subsidiaries, PPR shall (in each case to the fullest extent permitted by applicable law but only in the amounts specified in Section 7.3(c) below) indemnify, defend and hold harmless each Seller Indemnified Party against any and all losses, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement of, or in connection with, any claim, action, suit, proceeding or investigation based on or arising out of this Agreement or the Governance Agreement and the transactions and circumstances contemplated hereby and thereby (collectively, the "Seller Indemnified Liabilities") whether asserted or claimed at or after the date hereof or the Closing Date, and PPR shall pay expenses in advance of the final disposition of any such action or proceeding to each Seller Indemnified Party to the fullest extent permitted by law; provided, however, that the indemnification provided for under this Section 7.3 shall not be available to any Seller Indemnified Party with respect to any Seller Indemnified Liability to the extent that such Seller Indemnified Liability is finally determined by a non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the gross negligence, bad faith or willful misconduct of such Seller Indemnified Party.

               (b) Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Seller Indemnified Party (whether arising before or after the Closing Date), (i) any counsel retained by the Indemnified Parties for any period after the Closing Date shall be reasonably satisfactory to PPR (it being agreed that Richards, Layton & Finger; Davis, Polk & Wardwell and Riordan & McKinzie are acceptable to
PPR); (ii) after the Closing Date, PPR shall pay all reasonable fees and expenses of counsel for the Seller Indemnified Parties promptly as statements therefor are received; and (iii) after the Closing Date, PPR shall use all reasonable efforts to assist in the vigorous defense of any such matter, provided that PPR shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. All such costs shall be deemed to be Seller Indmenified Liabilities for purposes of clause (c) below. Any Seller Indemnified Party wishing to claim indemnification under this Section 7.3, upon learning of any such claim, action, suit, proceeding or investigation, shall notify PPR (but the failure so to notify the PPR shall not relieve such entity from any liability which it may have under this Section 7.3 except to the extent such failure materially prejudices PPR). Notwithstanding the foregoing, in any matter the indemnifying party shall not be liable for the fees and expenses of more than one counsel for all Seller Indemnified Parties under this Agreement in addition to local counsel.

               (c) PPR's obligation to indemnify the Seller Indemnified Parties under this Section 7.3, together with the indemnified parties under Section 7.3 of the FS SPA (collectively, the "M&P and FS Parties"), shall be limited in the aggregate to (i) 100% of the first $1,000,000 of Seller Indemnified Liabilities incurred by all M&P and FS Parties for which indemnification is available under this Section 7.3 and under the comparable provisions of the FS SPA and (ii) 50% of any additional Seller Indemnified Liabilities incurred by the M&P and FS Parties above such $1,000,000 threshold.

               (d) In addition, PPR shall not, and it and its officers, directors, employees, agents, or representatives shall not, cause Brylane to take, or cause to be taken, at any time, any action to modify or terminate the indemnification arrangements or limitation of liability provisions contained in the Certificate of Incorporation or Bylaws of any of Brylane or its subsidiaries or in any indemnification agreements entered into by any of Brylane or its subsidiaries, in each case as in effect as of the date hereof in a manner that would adversely affect the Seller Indemnified Parties in each case as in effect as of the date hereof. In addition, Brylane shall continue for at least five years to maintain director and officers liability insurance coverage with respect to actions occurring prior to Closing for the Seller Indemnified Parties currently carried by Brylane's directors and officers insurance policies in an amount (and with deductibles) at least as favorable as those currently available under the coverage in place as of the date hereof; provided, that, in no event shall Brylane be requested to pay more than 150% of the current annual premiums to maintain such coverage.

               (e) This Section 7.3 shall survive the closing of all of the
                   -----------
transactions contemplated hereby, is intended to benefit Seller and each of the Indemnified Parties (each of whom shall be entitled to enforce this Section 7.3 against PPR), constitutes a material part of the consideration given Seller for the Shares, and shall be binding on all successors and assigns of PPR.


                                 ARTICLE VIII

                           TERMINATION OF AGREEMENT
                           -------------------------

          8.1  Termination.  This Agreement may be terminated at any time
               -----------
prior to the Closing Date by written notice to the other parties hereto, as follows, and in no other manner:

               (a) By mutual agreement of Seller on the one hand, and PPR, on the other hand.

               (b) By PPR or Seller if any permanent injunction or other order of a court or other governmental authority, preventing consummation of the transactions contemplated hereby, shall become final and non-appealable.

               (c) By PPR or Seller if the Closing has not occurred by April 30, 1998 (provided, that the right to terminate pursuant to this clause
(c) shall not be available to any party whose failure or whose affiliate=s failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur by such date).

               (d) By Seller if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of PPR in any of the representations, warranties or covenants under this Agreement which breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to PPR.

               (e) By PPR if (i) there has been a material misrepresentation, breach of warranty or breach of covenant on the part of Seller in any of its representations, warranties or covenants under this Agreement or (ii) if any of the Closing Conditions of Brylane contained in Article IV are not true and correct in any material respect which breach, lack of truthfulness or correctness, as the case may be, is not curable, or if curable, is not cured within 30 days after written notice thereof is given to Seller.

               (f) By PPR in the event that on or after the date all conditions to closing contained in Sections 6.1, 6.2 and 6.3 (other than Sections 6.3(e), (g),(h) and (i)) have been satisfied or waived, PPR is not in a position to purchase at least 40% in the aggregate of Brylane=s outstanding Common Stock pursuant to this Agreement, the FS SPA and the transactions contemplated by Section 1.1(b) hereof, or any combination thereof.

          8.2  Effect of Termination.  In the event that this Agreement shall
               ---------------------
be terminated pursuant to Section 8.1, all further obligations of the parties hereto under this Agreement shall terminate without further liability or obligation of either party to another, including liability for damages, provided, that such termination shall not relieve any party hereto from liability for breach of this Agreement, and provided, further, that the parties
                                            --------  -------
shall remain obligated under Sections 5.3(b) and 5.4.

          8.3  Costs and Expenses.  Upon termination of this Agreement, all
               ------------------
expenses incurred in connection with the transactions contemplated herein, including but not limited to legal and accounting expenses, shall be borne by the respective party incurring such expenses.


                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

          9.1  Notices.  All notices and other communications given or made
               -------
pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, sent by commercial carrier or registered or certified mail (postage prepaid, return receipt requested) or transmitted by facsimile (with receipt confirmed) to the parties at the following addresses and numbers listed on Schedule 9.1 hereto or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date actually received.

          9.2  Headings; Agreement.  The headings contained in this Agreement
               -------------------
are inserted for convenience only and do not constitute a part of this Agreement. The term "Agreement" for purposes of representations and warranties hereunder shall be deemed to include any Exhibits and Schedules hereto.

          9.3  Publicity.  Except as required by law or regulation or the
               ---------
rules of any stock exchange, so long as this Agreement is in effect, PPR and Seller shall not, and shall cause their affiliates (including Brylane) not to, issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement or the

Governance Agreement without the consent of the other parties, which consent shall not be unreasonably withheld or delayed.

         9.4  Entire Agreement.  This Agreement (including any Schedules and
               ----------------
Exhibits hereto) constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          9.5  Assignment.  This Agreement and all of the provisions hereof
               ----------
shall be binding upon and inure to the benefits of the parties hereto and their respective successors and permitted assigns. Subject to Section 1.6, neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties.

          9.6  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

          9.7  Amendment.  This Agreement may not be amended except by an
               ---------
instrument in writing signed on behalf of each of the parties hereto.

          9.8  Governing Law.  The validity and interpretation of this
               -------------
Agreement shall be governed by the laws of the State of New York, without reference to the conflict of laws principles thereof.

          9.9  Third Party Beneficiaries.  This Agreement is not intended to
               -------------------------
confer upon any other person other than the Parties hereto any rights or remedies hereunder.

          9.10  Specific Performance.  The parties hereto   shall acknowledge
                --------------------
that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

          9.11  Supplements to Schedules.  Seller may from time to time
                ------------------------
through the date which is ten days after the date hereof supplement Schedule 4.3 attached hereto; provided that PPR may reject any item set forth in any such supplement, if such item is reasonably likely to be material and adverse to Brylane and its subsidiaries taken as a whole.

          9.12  Certain Definitions.
                -------------------

                (a) The term "Seller" as used herein means only the parties named on Schedule A hereto, and no other Brylane stockholder party to any other agreement with PPR.

                (b) The term "Business Day" as used herein means a day on which banks are open for business both in New York State, U.S.A. and in Paris, France.

          IN WITNESS WHEREOF, PPR and Seller have caused this Agreement to be signed by a duly authorized officer, general partner or other duly authorized person, all as of the date first written above.

                         PINAULT PRINTEMPS-REDOUTE, S.A.,
                         a company organized under the laws of France


                         By:  /s/Serge Weinberg
                              ---------------------------------------
                              Name:   Serge Weinberg
                                      -------------------------------
                              Its:    Chief Executive Officer
                                      -------------------------------



                         M&P DISTRIBUTING CO.,
                         a Nevada corporation


                         By:  /s/John N. Brewer
                              ---------------------------------------
                              Name:   John N. Brewer
                                      -------------------------------
                              Its:    Assistant Secretary
                                      -------------------------------

                                                                     EXHIBIT B-2

                     BRYLANE TRADEMARK AGREEMENT AMENDMENT
                               SUMMARY OF TERMS
                     -------------------------------------

Term of Agreement
-----------------

The Limited acknowledges that PPR's current activities are not competitive with those of The Limited. Therefore, PPR's investment in Brylane contemplated by the Stock Purchase Agreement will not trigger an early termination of the Trademark License Agreement.

Use of Trademarks
-----------------

The Limited acknowledges that, through the Fall 1998 media buy, Brylane may continue to use licensed trademarks in a manner substantially identical to the manner in which such trademarks have been used by Brylane prior to February 18, 1998 (including, without limitation, with respect to the size and location of trademarks within Brylane catalogs); provided that, in addition to the
                                     --------
limitations set forth in the preceding portion of this sentence, such trademarks may be used only in connection with those categories of merchandise with respect to which such trademarks have been used prior to February 18, 1998. The rights granted pursuant to the immediately preceding sentence are in addition to those expressly granted to Brylane under the Trademark License Agreement.

Waiver
------

The Limited waives any claims, if any, it may have against Brylane for breach, if any, of the Trademark License Agreement solely to the extent such breaches arise by virtue of Brylane's use (in accordance with the preceding paragraph) prior to the closing date of licensed trademarks in connection with the sale of menswear, lingerie and shoes. The grant of the waiver contemplated by this paragraph does not constitute an admission by Brylane that any breach of the Trademark License Agreement has occurred.

Transitional Matters
--------------------

The Limited acknowledges that Brylane may use the licensed trademarks together with other Brylane trademarks for the purpose of transitioning away from the use of the licensed trademarks; provided that Brylane obtains The Limited's prior
                            --------
consent to any such use (which consent shall not be unreasonably withheld). It is understood that The Limited's interest in this regard is to ensure that the licensed trademarks are not used in any manner that creates customer confusion (vis-a-vis The Limited's retail stores) or that in any manner disparages, or adversely impacts the goodwill associated with the licensed trademarks.